UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CATALENT, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts!
CATALENT, INC.
2022 Annual Meeting
Vote by October 26, 2022 11:59 PM ET. For shares held in a Plan, vote by October 24, 2022 11:59 PM ET.
CATALENT, INC.
14 SCHOOLHOUSE ROAD
SOMERSET, NJ 08873
D90950-P79846
You invested in CATALENT, INC. and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on October 27, 2022.
Get informed before you vote
View the 2022 Proxy Statement and 2022 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to October 13, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Only shareholders of record at the close of business on September 6, 2022 will be entitled to attend and vote at the 2022 Annual Meeting of Shareholders. A list of these shareholders will be available electronically during the Annual Meeting at www.virtualshareholdermeeting.com/CTLT2022 when you enter your control number.
For complete information and to vote, visit www.ProxyVote.com
Control #
Smartphone users
Point your camera here and vote without entering a control number
Vote Virtually at the Meeting*
October 27, 2022 8:00 AM
Virtually at: www.virtualshareholdermeeting.com/CTLT2022
*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Fourteen Director Nominees:	
Nominees:	
1a. Madhavan Balachandran	For
1b. Michael J. Barber	For
1c. J. Martin Carroll	For
1d. John Chiminski	For
1e. Rolf Classon	For
1f. Rosemary A. Crane	For
1g. Karen Flynn	For
1h. John J. Greisch	For
1i. Christa Kreuzburg	For
1j. Gregory T. Lucier	For
1k. Donald E. Morel, Jr.	For
1l. Alessandro Maselli	For
1m. Jack Stahl	For
1n. Peter Zippelius	For
2. Ratification of Appointment of Ernst & Young LLP as Independent Auditor for Fiscal 2023	For
3. Advisory Vote to Approve Our Executive Compensation (Say-on-Pay)	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D90951-P79846